UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

RAM Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          (b)           On November 1, 2007, Mr. Steven S. Skalicky submitted a letter to the Board of Directors tendering his resignation from the Board of Directors effective immediately. Mr. Skalicky is affiliated with Transatlantic Reinsurance Company, which sold shares of RAM Holdings in our secondary offering in June of 2007 and now owns approximately 3.8% of our shares.

          (d)           On November 2, 2007, on recommendation of the Nominating and Corporate Governance Committee of the Company, the Board of Directors of the Company appointed Mr. Joseph M. Donovan to fill the vacancy created by the resignation of Mr. Skalicky. Mr. Donovan will serve as a Director until the next Annual General Meeting of the shareholders of the Company, when it is expected that he will be placed on the ballot for election by the shareholders. The Board also determined that Mr. Donovan is an independent director under the requirements of the Nasdaq Global Market. Mr. Donovan was appointed to the Risk Management Committee of the Board of Directors of our operating subsidiary, RAM Reinsurance Company Ltd. Mr. Donovan will be compensated for service on the Board of Directors in the same manner as the other “independent directors.” In connection with his appointment to the Board of Directors, Mr. Donovan was granted options to purchase 13,000 of our common shares under the 2006 Equity Plan of the Company.

          (e)           On November 2, 2007, the Compensation Committee modified its policy regarding incentive compensation for its named executive officers so that the dollar value of options awarded in 2008 in respect of 2007 performance and any future awards will be based on achievement of the same performance criteria as apply to the award of cash incentive compensation. The actual number of options to be awarded, if any, will not be determined until the Compensation Committee’s first meeting in 2008. The Compensation Committee’s policy regarding cash incentive compensation has been previously disclosed in the Company’s Proxy Statement on Form 14A filed on March 29, 2007.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

Exhibit
Number	Description
-------	-----------

99.1	Letter from Mr. Steven S. Skalicky, dated November 1, 2007

99.2	Press Release dated November 2, 2007

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd.
(Registrant)

Dated: November 2, 2007	By:	/s/ Victoria W. Guest
Name: Victoria W. Guest
Title: General Counsel